Exhibit 10.28

股权质押协议

Equity Pledge Agreement

二○二六年 月 日

股权质押协议

Equity Pledge Agreement

出质人：

Pledgor:

地址：

Address:

质权人：深圳市华智星管理咨询有限公司

Pledgee: Shenzhen Huazhixing Management Consulting Co., Ltd.

法定代表人：陈荣

Legal Representative: Chen Rong

地址：深圳市南山区西丽街道丽湖社区沁园二路金众国宾汇10栋01

Address: Room 01, Building 10, Jinzhong Guobinhui, Qinyuan 2nd Road, Lihu Community, Xili Sub-district, Nanshan District, Shenzhen City

目标公司：华智未来(重庆)科技有限公司(以下简称"目标公司")

Target Company: Huazhi Future (Chongqing) Technology Co., Ltd. (the “Target Company”)

法定代表人： 李志峰

Legal Representative: Li Zhifeng

地址：重庆市渝中区时代天街3号1幢29-3#附47号

Address: No. 29-3-47, Building 1, No. 3 Times Sky Street, Yuzhong District, Chongqing

鉴于：

Whereas:

1.	目标公司系一家根据中国法律组建并有效存续的有限责任公司，作为目标公 司的股东，出质人持有目标公司[ ]%的股权。

The Target Company is a limited liability company incorporated lawfully and existing validly within the territory of the People’s Republic of China. As shareholders of the Target Company, Pledgor holds [ ]% equities of the Target Company.

2.	质权人系一家根据中国法律组建并有效存续的外商投资企业，为目标公司提 供技术支持、战略咨询等独家业务合作相关服务，为目标公司的重要合作伙 伴。质权人、目标公司及出质人签订了本协议附件一所列的《独家业务合作 协议》(以下简称"合作协议")以及《购买选择权协议》("选择权协议")

The Pledgee is a foreign-invested enterprise incorporated lawfully and existing validly in accordance with the laws of the People’s Republic of China and provides technical support, strategic consulting and other relevant exclusive business cooperation services to the Target Company as an important partner of the Target Company. The Pledgee, the Target Company and Pledgor have signed the documents listed in the Appendix 1 of this Agreement, including Exclusive Business Cooperation Agreement (the “Cooperation Agreement”) and Call Option Agreement (the “Option Agreement”).

3.	为了保证目标公司和出质人履行如下义务以及质权人的相应权利：

In order to guarantee the Target Company and the Pledgor perform the following obligations and corresponding rights of the Pledgee:

3.1	目标公司和出质人在合作协议和选择权协议项下的义务；

Obligations of the Target Company and the Pledgor under the Cooperation Agreement and the Option Agreement;

3.2	质权人从目标公司收取合作协议项下的所有费用("服务费");

All charges collected by the Pledgee under the Cooperation Agreement from the Target Company (the “Service Charge”);

3.3	因出质人向质权人借款(不论分期，以借款总额计)而形成的出质人对质 权人的债务；

The Pledgor’s debts to the Pledgee due to the Pledgee’s loan to the Pledgor (the total amount of loan, regardless of the installment);

出质人同意以其在目标公司中拥有的全部股权出质给质权人作为上述义务履 行的担保。

The Pledgor leave all the equity held by it in the Target Company as a pledge, so as to guarantee Pledgees interests stipulated in the above-mentioned obligations. 据此，各方经协商一致，达成本协议如下：

Now therefore, through mutual consultation, the parties have reached the following agreements:

第一条 定义

Article 1 Definition

在本协议中，除非另有规定或上下文另有要求，下列词语具有以下含义：

Unless otherwise provided or otherwise required in the clauses herein, the expressions below shall have the following meanings throughout this Agreement:

1.1	股权：指出质人在目标公司中合法拥有并有权处置的股权。出质人持有目 标公司[ ]%的股权。

“Equity” means the equities legally owned and disposed by the Pledgor in the Target Company. Pledgor holds [ ]% equities of the Target Company.

1.2	对应出资额： 出质股权对应的目标公司注册资本出资额为人民币200 万元(大写：人民币贰佰万元整)。该金额依据目标公司现行注册资 本人民币10,000万元及出质人持股比例[ ]%确定，仅作为各方确认股权 价值的参考依据，不改变本协议项下质押股权的实际比例及权益范围。 Corresponding Capital Contribution: The capital contribution corresponding to the pledged equity in the Target Company’s registered capital is RMB 2,000,000.00 (in words: Renminbi Two Million Yuan Only). This amount is determined based on the Target Company’s current registered capital of RMB 100,000,000 and the Pledgor’s shareholding ratio of [ ]%, serving solely as a reference for the parties to confirm the equity value, without altering the actual pledged equity ratio or scope of rights under this Agreement.

1.3	担保债务：指合作协议和选择权协议项下目标公司和出质人对质权人的全 部义务和债务(无论是现有或潜在的、直接或间接的、在任何时候单独或 累积到期的),包括但不限于目标公司应向质权人支付的服务费、利息、 违约金、赔偿金、实现债权的费用以及因目标公司或出质人违约而给质权 人造成的损失和其他所有应付费用；因出质人向质权人借款(不论分期， 以借款总额计)而形成的出质人对质权人的债务。

“Guaranteed Debt” means all. of the liabilities and debts(nevertheless existing or potential, direct or indirect, single in any time or accumulated due) to be borne by the Target Company and the Pledgor to the Pledgee under the Cooperation Agreement and the Option Agreement, including but not limited to the service fee, interest, penalty, compensation and expenses of realization of creditor’s right to be borne by the Target Company and the Pledgor and the damage and other payable expense caused to the Pledgee by the Target Company or the Pledgor for breaching of this Agreement; and the Pledgor’s debts to the Pledgee due to the Pledgee’s loan to the Pledgor (the total amount of loan, regardless of the installment).

1.4	违约事件：指本协议第七条所列任何情况。

“Event of Default” means any situation listed in Article 7 of this Agreement.

1.5	违约通知：指质权人根据本协议发出的宣布违约事件的通知。

“Notice of Breach of Contract” means the notice issued by the Pledgor announcing the Event of Default in accordance with this Agreement.

第二条质押

Article 2 Pledge

2.1	质权 Pledge

出质人同意以其各自在目标公司中拥有的全部股权、股权的相关权益及其 所产生的红利(合称"质物")质押给质权人作为担保债务的担保。质权 ("质权")系指发生任何违约事件时，质权人所享有的根据中国法律以 质物折价或拍卖、变卖质物的价款优先受偿的权利。

The Pledgor hereby pledge all of the Pledgor’s right, title and interest (collectively, the “Pledged Interests”) in relation to its equities in the Target Company to the Pledgee as collateral for the payment and performance of the Guaranteed Debt. The pledge right (the “Pledge Right”) refers to the right of the Pledgee to receive preferential payment in accordance with the laws of the PRC in the way of converting into money with the Pledged Interests or for the auction or sale of the Pledged Interests in case of any event of default.

2.2	质押期限 Term of the Pledge

本协议下的质权自本协议项下股权出质记载于目标公司股东名册并在目 标公司的主管工商行政管理机关办理完成该股权质押的登记手续之后生 效，质权有效期持续到合作协议和选择权协议项下目标公司和出质人对质 权人的全部义务和债务均履行完毕并清偿为止("质押期限")。

The pledge shall come into force from the date on which the Pledge of the Pledged Interests is recorded under the Target Company’s register of shareholders and is registered with competent administration for industry and commerce of the Target Company until all of the liabilities and debts have been fulfilled any paid completely (the “Pledge Period”).

2.3	红利 Dividends

未经质权人事先书面同意，出质人不能促使目标公司向其分红，且目标公 司亦不能主动向出质人分红。出质人同意将从目标公司获得的股权上任何 获得同意分配的红利存入质权人指定的银行账户。该账户由质权人监管， 并且在中国法律允许的情况下，一旦发生违约事件，质权人可自主决定就 担保债务以该等红利受偿。

Without prior written consent of the Pledgee, the Pledgor could not procure the Target Company to distribute dividends to the Pledgor, and the Target Company could not take the initiative to distribute dividends to the Pledgor. The Pledgor agree to deposit any dividends agreed to be distributed from the Target Company to the bank account designated by the Pledgee. The account is supervised by the Pledgee and, in the circumstances permitted by Chinese law, in the event of a default event, the Pledgee may decide at its own discretion to reimburse the Guaranteed Debt for such dividends.

2.4	质押担保的范围：本协议质押担保的范围包括所有担保债务。

The scope of the Pledge: The scope of the pledge of this Agreement includes all Guaranteed Debt.

第三条登记

Article 3 Registration

3.1	质押记载 Pledge Right Record

本协议签署之日后3日内，出质人应促使目标公司且目标公司应将质物的 出质记载于目标公司的股东名册，并更新股权证明以列明质物出质情况。 本协议签署之日起7日内，出质人应促使目标公司且目标公司应将该等更 新后的股东名册和股权证明交付质权人保管，且质权人将在质押期限内一 直保管这些文件。

Within 3 days after signing of this Agreement,the Pledgor shall procure the Target Company and the Target Company shall record the pledge in the Target Company’s register of shareholders and update the equity certificate to indicate the details of the pledge. Within 7 days from signing of this Agreement, the Pledgor shall procure the Target Company and the Target Company shall deliver the updated register of shareholders and equity certificate to the Pledgee, and the Pledgee shall keep such documents during the Pledge Period.

3.2	记载变更 Change of Record

质押记载事项发生变化，依法需变更记载的，出质人与质权人应在记载事 项变更之日起15日内变更相应记载。

If there is any change in the records of the pledge and the record needs to be changed according to law, the Pledgor and the Pledgee shall change the corresponding record within 15 days from the date of such change.

3.3	登记 Registration

出质人应促使目标公司且目标公司应于本协议签署之日后15日内向目标 公司的主管工商行政管理机关办理股权质押的登记手续。

The Pledgor shall procure the Target Company and the Target Company shall complete the registration of the equity pledge with competent administration authority for industry and commerce of the Target Company within 15 days after signing of this Agreement.

3.4	登记一致性义务：

出质人应确保向登记机关提交的文件中记载的出资金额与本协议第1.2款 一致。该金额记载仅用于登记程序，不作为质权人主张超出实际股权比例 (2%)权利的依据。

Consistency Obligation for Registration:

The Pledgor shall ensure that the capital amount recorded in documents submitted to the registration authority is consistent with Article 1.2 hereof. Such record is solely for registration procedures and shall not serve as a basis for the Pledgee to claim rights exceeding the actual equity ratio (2%).

第四条陈述和保证

Article 4 Representation and Warranty

4.1	各方陈述和保证 Representations and Warranties of Each Party 每一方向其他方陈述和保证如下：

Each party represents and warrants to the other party:

(1)	其拥有一切必要的权利、能力和授权签署本协议并履行本协议项下 的全部义务和责任，本协议一经签署即构成对该方合法、有效且具 有约束力的义务并可按照本协议的条款对其强制执行。

It has all requisite power, capability and authority to execute this Agreement and perform its obligations and liabilities under this Agreement. This Agreement constitutes the legally valid and binding obligation to the party and is enforceable against the party in accordance with its terms upon execution.

(2)	本协议的签署和交付以及本协议项下义务的履行均不会：(i)导致其 违反任何有关的中国法律；(ii)与其章程或其他组织文件相抵触； (iii) 导致违反其是一方或对其有约束力的任何合同或其他文件；(iv) 导致违反向其颁发的任何许可或授予的任何批准或该等许可或批 准持续有效的任何条件。

The execution, delivery or performance of this Agreement will not (i) lead to violation of any law of the PRC; (ii) conflict with the by-law or other constitutional documents; (iii) lead to breach of or default under any contract or document to which it is a party or which has binding force upon it; (iv) lead to breach of any conditions on the basis of which any permit or approval is issued to any party hereto and (or) maintenance thereof.

(3)	其自身或其代理人、员工或代表提供给其他各方的所有资料在所有 重要方面均是真实、完整和准确的，并没有误导。

The information provided by itself or its agents, employees or representatives to the other party is true, complete, accurate and no misleading in all material respect.

4.2	目标公司和出质人额外陈述和保证

Additional Representations and Warranties by the Target Company and the Pledgor

目标公司和出质人向质权人额外地陈述和保证如下：

The Target Company and the Pledgor additionally represent and warrant that:

(1)	出质人是所持股权的合法所有人。

The Pledgor are the legal owner of the Equity.

(2)	除质权人的质权之外，股权上不存在任何其他权利负担。质权人根 据本协议在任何时候行使质权，不应有来自任何其他方的干预。 Other than the Pledgee’s Pledge Right, the Equity has no other right burden.The Pledgee shall be kept from any intervention of any other parties when exercising the Pledge Right.

(3)	不存在未决的或潜在的与股权有关的诉讼、仲裁或行政程序。

There is no pending or potential litigations, arbitrations or other administrative proceedings related to the Equity.

(4)	除本协议已经规定的以外，本协议生效或可执行无需进一步的行为 或取得任何中国政府部门的同意、许可、批准、备案。

No further consent, permit, approval and filing from any PRC authority is required to effectuate or enforce this Agreement other than those which have been stipulated under this Agreement.

第五条出质人的承诺

Article 5 Covenants ofthe Pledgor

5.1	质权权益 Interests ofthe Pledge Right

在本协议存续期间，出质人向质权人承诺如下：

The pledger hereby covenants to the Pledgee during the validity of this Agreement that:

(1)	除根据选择权协议向质权人或其指定的一方转让股权外，未经质权 人事先书面同意，出质人不得转让质物，不得在质物上设立或允许 存在可能影响质权人权利和利益的任何权利负担，或促使目标公司 的股东大会通过关于出售、转让、质押或以其他方式处置任何股权 或允许在其上设置任何其他权利负担的决议。

The Pledgor is prohibited to transfer the Pledged Interests without prior consent of the Pledgee unless transferring the equities to the Pledgee or the party designated by it according to the Option Agreement, or to set up or allow existing of any right burden that may affect the Pledgee’s right and interest or to procure the shareholders meeting of the Target Company pass a resolution with respect to sale, transfer, pledge or otherwise disposing of any Equity or allowing any other rights to be imposed thereon.

(2)	遵守并执行所有有关权利质押的法律法规的规定。在收到有关主管 机关就本协议下的质押发出或制定的通知、指令或决定时，于5日 内向质权人出示上述通知、指令或决定，同时遵守该等通知、指令 或决定，或按照质权人的合理要求或经质权人同意就该等通知、指 令或决定提出反对意见和陈述。

Observe and enforce all laws and regulations concerning pledge rights. Upon receipt of a notification, order or decision issued or formulated by a competent authority in relation to the Pledge Rights under this Agreement, the said notice, order or decision shall be presented to the Pledgee within 5 days, and shall comply with such notice, instruction or decision or the reasonable request of the Pledgee or consent of the Pledgee to make objections and statements regarding such notice, directive or decision

(3)	将任何可能导致质权人对质物或其任何部分的权利受到影响的事

件或收到的通知，出质人在本协议下的任何陈述、保证或承诺的任 何改变，以及对出质人在本协议下的任何陈述、保证或承诺可能产 生任何影响的事件或收到的通知及时通知质权人。

Notify the Pledgee of any events or notices that may affect the Pledge Rights of the Pledgee or any part thereof, any changes in the representations, warrants or covenants made by the Pledgor under this Agreement, and any event or notices that may affect the representations, warrants or covenants made by the Pledgor under this Agreement.

5.2	不妨害 No Interference

出质人承诺，质权人有权按本协议之条款行使质权，不会受到出质人、出 质人的继承人或任何其他人以任何形式的中断或妨害。

The Pledgor undertakes that the Pledgee shall have the right to exercise the Pledge Rights in accordance with the terms of this Agreement and shall not be interrupted or interfered by the Pledgor, its accessor or any other person in any form.

5.3	权利行使 Exercise of Right

出质人向质权人保证，为实现本协议对担保债务的担保，出质人将恰当签 署并促使其他与质物有利害关系的当事人签署质权人所要求的任何权利 证书、契约或任何其他文件，和/或履行并促使该等利害关系人履行质权 人所要求的任何行为，并尽其最大努力为本协议赋予质权人之权利、授权 的行使提供便利。

The Pledgor guarantees to the Pledgee that in order to achieve the guarantee for the Guaranteed Debt under this Agreement, the Pledgor will properly sign and procure other parties interested in the Pledge Interests to sign any certificate, contract or any document required by the Pledgee and/or perform or procure such interested parties to perform any of the acts required by the Pledgee, and to use their best efforts to facilitate the exercise of the rights and authorizations of the Pledgee under this Agreement.

第六条赔偿

Article 6 Compensation

6.1	如果出现可能使本协议任何一方在第四条下所做的任何陈述或保证成为 不真实或不准确的情况，有关一方应立即以书面形式通知其他各方，并应 按照其他各方的合理要求采取措施予以补救。每一方同意补偿其他各方因 其在第四条作出的陈述和保证的任何不真实性或不准确性或因其违反本 协议项下的任何其他约定或规定所产生或与此相关的，任何其他一方所遭 受的任何所有债务、义务、赔偿、罚款、裁决、诉讼、费用、开支和代垫 费用。

If any of the representations or warranties made by any party under Article 4 become untrue or inaccurate, the relevant party shall promptly notify other parties in writing and shall provide remedies according to reasonable requests made by the other parties. Each party agrees to indemnify any other party the debts, obligations, compensation, fines, awards, litigation, cost, expenses and disbursements which are arising from or relating to any untruthfulness or inaccuracy in the representations and warranties made under Article 4 or because of any breach of agreement or provision under this Agreement.

第七条违约事件

Article 7 Event of Default

7.1	违约事件 Event of Default

下列事项均被视为违约事件：

Each of the followings shall be deemed an Event of Default:

(1)	目标公司或出质人未能按期足额支付/履行任何担保债务或有违反 任何合作协议或选择权协议下任何规定的行为；

The Target Company cannot pay or perform any Guaranteed Debt or breaches of any clauses under the Cooperation Agreement or the Option Agreement;

(2)	目标公司或出质人未按第三条规定将本协议下的质押登记在目标 公司股东名册上或未向目标公司的主管工商行政管理机关办理本 协议下质押的登记手续；

The Target Company or the Pledgor does not record the pledge on the Target Company’s resistor of shareholders in accordance with Article 3 and does not register the pledge with competent administration authority for industry and commerce of the Target Company;

(3)	目标公司或出质人在本协议第四条所作的任何陈述或保证有实质 性的误导或错误，或目标公司或出质人违反本协议第四条的陈述或 保证；

Any representation or warranty made by the Pledgor herein contain material misrepresentation or error, or the Target Company or the Pledgor otherwise breaches any of the representation or warranty under Article 4 of this Agreement;

(4)	出质人违反本协议第五条中的承诺；

The Pledgor breaches the covenants under Article 5 of this Agreement;

(5)	目标公司或出质人违反本协议的任何其他条款；

The Target Company and the pledger breaches any other clause under this Agreement;

(6)	出质人舍弃质物或质物的任何部分或未获得质权人事先书面同意 而擅自转让质物或质物的任何部分(本协议项下允许的转让除外);

The pledger abandons the Pledged Interests or part of it or transfers the Pledged Interests or part of it without obtaining prior written consent from the Pledgee (except for the transfer permitted under this Agreement);

(7)	出质人本身对外的任何借款、担保、赔偿、承诺或其他偿债责任因 违约被要求提前偿还或履行，或已到期但不能如期偿还或履行，致 使质权人合理地认为出质人履行本协议项下的义务的能力已受到 影响；

Any external borrowing, guarantee, compensation, commitment or other debt responsibility of the Pledgor is required to be repaid or performed ahead of schedule due to breach or cannot be repaid or performed as scheduled and consequently the Pledgee has reason to doubt that the capability for the Pledgor to fulfill its obligation under the agreement has been affected;

(8)	出质人所拥有的财产出现不利变化，致使质权人合理地认为出质人 履行本协议项下的义务的能力已受到影响；

An unfavorable change in the property owned by the Pledgor has resulted in the Pledgee’s reasonable doubt that the Pledgor’s capability to fulfillits obligations under this Agreement has been affected;

(9)	目标公司或出质人的继承人或代管人拒绝履行或只能部分履行担 保债务；

The successor or escrow agent of the Target Company or the Pledgor refuse to perform or can only partially perform the Guaranteed Debt;

(10)	因有关法律法规的颁布使得本协议不合法或出质人不能继续履行 本协议项下的义务；

This Agreement becomes illegal due to promulgation of relevant law and regulations or the Pledgor cannot continue to perform its obligations under this Agreement;

(11)	如果本协议或质权有效或可被执行所必须的任何政府部门同意、许 可、批准或授权被撤回、中止、失效或有实质性修改；以及

The withdrawal, suspension, invalidation or substantive modification has occurred to any consent, permit, approval or authorization necessary for the effective or enforceable of this Agreement the Pledge Rights.

(12)	质权人不能按本协议规定行使质权或处分质物的任何其他情况。

The Pledgee cannot exercise the Pledge Rights or dispose of the Pledged Interests in accordance with this Agreement.

7.2	出质人通知 The Pledgor’ Notification

如果出质人发现或知道任何违约事件或可能导致任何违约事件的情形，其 应立即以书面形式通知质权人。

The Pledgor shall notify the Pledgee in writing immediately in case of any Event of Breach or a situation that may lead to any Event of Breach.

7.3	违约后果 Consequence of Breach

任何违约事件出现后，除非其在质权人感到满意的情况下获得完满解决， 否则质权人可在该违约事件发生时或发生后的任何时间以书面形式向出 质人发出违约通知，要求目标公司立即支付合作协议和选择权协议项下的 欠款及其它应付款项或者按本协议的规定并在中国法律允许的情况下行 使质权。

After any Event of Breach occurs, unless it is satisfactorily resolved by the Pledgee, the Pledgee may notify the Pledgor in writing of the Event of Breach at any time after or at the time the Event of Breach occurs. The Target Company shall immediately pay the arrears and other payables under the entire Cooperation Agreement and the Option Agreement or exercise the Pledge Rights in accordance with the provisions of this Agreement and as permitted by the law of the People’s Republic of China.

第八条质权的行使

Article 8 Exercising of Pledge

8.1	质权行使 Exercising of Pledge

受限于第7.3款的规定并在中国法律允许的情况下，质权人可在按第7.3条 发出违约通知的同时或在发出违约通知之后的任何时间里行使质权处分 质物。在中国法律允许的情况下，质权人有权按照法定程序处置本协议项 下的全部或部分质物(包括但不限于与出质人协议转让或依法拍卖、变卖 质物)并优先受偿，直到担保债务清偿完毕。出质人放弃其可能享有的向 质权人要求任何质物处置所得的权利。质权人处分质物时，应以处置时出 质人实际持有的目标公司股权比例(而非本协议第1.2款载明的出资额) 作为权利基础。

Subject to the provisions of Clause 7.3 and as permitted by Chinese law, the Pledgee may exercise its right to dispose of the Pledge Interests at any time following the issuance of a notice of Event of Breach under Clause 7.3 or at any time after the issuance of the notice of Event of Breach. Where permitted by the law of the People’s Republic of China, the Pledgee has the right to dispose of all or part of the Pledged Interests under this Agreement (including but not limited to agreements with the Pledgor or legally auctioned or sold off) in accordance with legal procedures and to receive priority compensation. Until the Guaranteed Debt is paid off. The Pledgor waives the right it may have to the Pledgee to demand the income from disposal of any Pledged Interests. When disposing of the pledged assets, the Pledgee shall base its rights on the actual equity ratio held by the Pledgor in the Target Company at the time of disposal (not the capital amount in Article 1.2).

8.2	出质人协助 Assistance of the Pledgor

质权人依照本协议处分质物时，出质人不得设置障碍，并在质权人的请求 下予以协助，以确保质权人实现其质权。

When the Pledgee disposes of the Pledged Interests pursuant to this Agreement, the Pledgor shall not set up any obstacles, and shall assist the Pledgee at the request of the Pledgee to ensure that the Pledgee realizes its Pledge Rights.

第九条费用

Article 9 Cost and Expense

9.1	费用支付 Payment of Cost and Expense

一切与本协议和本协议下的质押有关的实际费用及开支，包括但不限于法 律费用、印花税以及任何其它税收、费用等全部由出质人承担。如果任何 法律规定要求质权人缴付该等费用和开支，出质人应就质权人已缴付的费 用和开支给予全额补偿。

All actual costs and expenses relating to the pledges under this Agreement and this Agreement, including but not limited to legal fees, stamp duties, and any other taxes, fees, etc. shall be borne entirely by the Pledgor. If any legal requirement requires the Pledgee to pay such fees and expenses, the Pledgor shall compensate for all of the fees and expenses paid by the Pledgee.

9.2	未能支付后果 Consequence of Failure of Payment

出质人如未依本协议的规定缴付其应付的任何费用或开支，或因任何其它 原因导致质权人采取任何途径或方式向其追索，出质人应承担由此而引起 的一切费用(包括但不限于各种法律费用、税费、管理费等)。

If the Pledgor fails to pay any fees or expenses due to it in accordance with the provisions of this Agreement or any other reason causes the Pledgee to take any recourse from it, the Pledgor shall bear all the fees (including but not limited to various legal fees, taxes, management fees, etc.) arising therefrom.

第十条保密

Article 10 Confidentiality

10.1	一般义务 General Obligation

在本协议期限内和在本协议因任何原因终止后5年内，未经各方事先同意， 任何一方应为本协议及一方因履行本协议而从其他方取得的任何口头或 书面资料("保密资料")保密，不得向任何其他人披露任何保密资料。

Within 5 years after the expiration of this Agreement and after termination of this Agreement for any reason, without prior consent of the parties, either party shall be responsible for any oral or written information obtained by this Agreement and any other party from the other parties in performing this Agreement (the “Confidential Information”) is confidential and may not disclose any Confidential Information to any other person.

10.2	向接收人披露 Disclosure to the Recipients

为达到本协议目的需要的情况下，各方可向其董事、监事、高级管理人员、 经理、合作伙伴、员工及法律、财务和专业顾问(合称"接收人"),在需 要了解的基础上披露保密资料。

In order to achieve the purpose of this Agreement, each party may disclose the Confidential Information to its directors, supervisors, senior officers, managers, partners, employees and legal, financial and professional advisors (collectively referred to as the “Recipients”) on a need-to-know basis.

10.3	接收人的义务 Obligations of the Recipients

各方应确保其各自的任何接收人知道和遵守其在本协议项下的所有保密 义务，如同该接收人是本协议的一方。

The parties shall ensure that their respective Recipients are aware of and comply with all their confidentiality obligations under this Agreement, as if the recipient were a party to this Agreement.

10.4	例外情况 Exceptions

第10.1条的规定不适用于：

The Clause 10.1 shall not apply to:

(1)	已成为或将成为公众可以得到的保密资料，而该资料的披露不是因

为任何一方或其任何接收人违反本协议披露或指示披露所造成的；

The Confidential Information which is already in the public domain or comes into the public domain otherwise than by a breach of any obligation of confidentiality; or which

(2)	任何一方根据任何适用法律、法规、任何监管机构的要求或者任何 证券交易所任何适用规则的规定进行的披露，但是有关的披露只限 于该等要求或规定的范围内，并且在可行的情况下，其他各方应被 给予机会在披露之前审阅披露的内容和对披露的内容提出意见；

Disclosures by either party in accordance with the requirements of any applicable law, regulation, any regulatory department or any applicable rules of any stock exchange, but such disclosure is limited to the scope of such regulations or requirements and is feasible under the circumstances, other parties should be given the opportunity to review the contents of the disclosure and provide comments on the disclosure before disclosure;

(3)	任何一方根据任何政府规定或司法或监管过程的规定进行的披露 或者在任何因本协议产生或与之相关的法律诉讼、起诉或程序的司 法、监管或仲裁程序中进行的披露，但是有关的披露只限于该等规 定或程序要求的范围内，并且在可行的情况下，其他各方被给予机 会在披露之前审阅披露的内容和对披露的内容提出意见。

Disclosures by any party pursuant to any governmental regulation or judicial or regulatory process or in any judicial, regulatory or arbitral proceedings in any legal proceedings, proceedings or proceedings arising out of or in connection with this Agreement, but relevant disclosures are limited to the scope of these requirements or procedural requirements, and where feasible, other parties are given the opportunity to review the disclosure and provide comments on the disclosure before disclosure.

第十一条 期限与终止

Article 11 Term and Termination

11.1	期限 Term

本协议自各方授权代表于文首所载日期签署后生效。除非质权人按第11.2 条的规定提前终止，或经各方书面同意提前终止，本协议直至质押期限到 期时终止。

The agreement comes into forces upon execution by authorized representative on the date first above written. The agreement shall be terminated upon the date of expiration of the pledge unless it is terminated prior to its expiration date by the Pledgee according to clause 11.2 or it is terminated with prior written agreement by the parties.

11.2	终止 Termination

目标公司和出质人不得在任何情况下因任何原因终止本协议。质权人可自 行决定提前1个月书面通知后终止本协议。

The Target Company and the Pledgor shall not terminate this Agreement in any circumstance for any reason. The Pledgee may at its own discretion terminate the agreement upon a 1-month prior written notice.

11.3	终止后的行动 Actions after Termination

其他各方无权以任何理由就本协议终止而蒙受的任何损失(包括业务或收 益上的损失)向质权人提出权利要求。本协议终止，无损任何一方在终止 前产生的任何权利或救济，且不影响任何一方向其他各方履行在本协议终 止前产生的任何义务。

The other parties are not entitled to claim any right to the Pledgee for any loss (including loss of business or profits) suffered by the termination of this Agreement for any reason. Termination of this Agreement does not infringe any rights or remedies of any party prior to termination and does not affect the performance by any party of any of its obligations prior to the termination of this Agreement.

11.4	继续有效 Continue to be Effective

第六、九 、十、11.3-11.4、十二、13.1-13.3和13.8-13.10条规定在本协议终

止后仍然继续有效。

The Article 6, 9, 10, Clause 11.3-11.4, Article 12, Clause 13.1-13.3 and Clause 13.8-13.10 shall remain valid after the termination of this Agreement.

第十二条 通知

Article 12 Notice

12.1	除非有更改本协议序言中所列地址的书面通知，本协议项下的通知应通过 专人递送、传真或挂号邮寄的方式发到该等地址。通知如果是以挂号邮寄 的方式发送，则挂号邮件的回执上记载的签收日期为送达日，如果以专人 递送或传真方式发送，则以发送之日为送达日。以传真方式发送的，应在 发送后立即将原件以挂号邮寄或专人递送的方式发到上述地址。

Unless there is a written notice to change the address specified in the preamble of this Agreement, any notices by the Parties hereunder shall be sent by hand delivery, facsimile, registered mail to the addresses. If the notice is sent by registered mail, the receipt date recorded on the mail receipt shall be deemed as the service date. If it is delivered by hand or by fax, the date of delivery shall be deemed as the service day. If it is delivered by fax, the original should be sent to the above address by registered mail or delivered by hand immediately after the facsimile notice is served.

第十三条 其他规定

Article 13 Miscellaneous Provisions

13.1	法律适用 Governing Law

本协议的签署、解释、履行和终止适用中华人民共和国法律，并依其解释。

The signing, interpretation, performance and termination of this Agreement, shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

13.2	争议解决 Settlement of Disputes

所有因本协议引起的或与本协议有关的争议都应通过各方的友好协商解 决。若在一方提出协商解决争议的要求之后30日内，各方仍未达成解决争 议的协议，任何一方均有权将有关争议提交深圳国际仲裁院，由3名仲裁 员依当时有效的该仲裁院仲裁规则通过仲裁解决。仲裁语言为中文。仲裁 裁决应是终局的，对各方都有约束力。如果仲裁庭未作另外规定，仲裁费 用由败诉的一方承担。

Any dispute arising out of the interpretation and performance of any terms of this Agreement shall be settled by the parties through bona fide negotiation. Should the parties cannot reach an agreement to resolve the dispute with 30 days after a party submits the request of dispute negotiation, either party has the right to submit the dispute to Shenzhen Court of International Arbitration, where 3 arbitrators will settle the dispute according the arbitration rules of the Court that are in force at that time. The arbitration language is Chinese. The award shall be final and binding on all parties. The arbitration fees shall be borne by the losing party unless otherwise specified by the arbitration tribunal.

13.3	可分割性 Severability

如果本协议中的任何一项或多项规定根据任何法律法规在任何方面被认 定为无效、不合法或不能执行，有关的规定应视为可从本协议分割，而本 协议其余规定的效力、合法性及可执行性不因此而在任何方面受到影响或 损害。各方应努力本着诚信原则进行磋商，以有效、合法且可以执行的规 定代替无效、不合法或不能执行的规定，而其经济效果应尽量接近被代替 的规定原先想要达到的经济效果。

If one or multiple provisions of this Agreement are determined to be invalid, illegal or unenforceable in any way according to any laws and regulations, the relevant provisions shall be deemed severable from this Agreement, and the effectiveness, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. Both parties shall endeavor to negotiate in the principle of good faith to replace the invalid, illegal or unenforceable provisions with valid regulations and their economic effects shall be as close as possible to the original economic effect of the invalid, illegal or unenforceable provisions.

13.4	弃权 Waiver

任何一方没有行使或没有及时行使本协议项下的任何权利、权力或补救措 施，不应视为弃权，而任何一次行使或部分地行使有关权利、权力或者补 救措施，也不妨碍进一步行使有关权利、权力或补救措施或行使任何其他 权利、权力或补救措施。在不限制上述规定的情况下，任何一方对其他各 方违反本协议的任何规定作出弃权，不应视为对日后违反该条规定或者违 反本协议的任何其他规定也作出弃权。

Any failure of any party to exercise or timely exercise any right, power or remedy under this Agreement shall not be deemed as a waiver, and any exercise of the relevant rights, power or remedy at any one time will not prevent the further exercise of such rights, power or remedy or exercise any other right, power or remedy. Without limiting the foregoing, any party waving any other party’s violation of any provisions of this Agreement shall not be deemed to have waived any later violation of this provision or any other provision of this Agreement.

13.5	转让限制 Transfer Restriction

本协议对各方及其继承者和被许可的受让方具有约束力。事先通知其他各 方后，质权人可向其指定的任何人转让其在本协议下的权利和义务。并且， 质权人可以在任何时候将其在合作协议和选择权协议项下的所有或任何 权利和义务转让给其指定的人士("受让人"),在这种情况下，受让人应 享有和承担本协议项下质权人享有和承担的权利和义务，如同其作为本协 议的一方一样。因上述转让导致质权人变更后，各方应更新本协议第3条 项下的有关记载和登记事项。非经质权人事先书面同意，其他各方不得转 让其在本协议下的任何权利和义务。

This Agreement is binding on all parties and their successors and approved transferees. After informing other parties in advance, the Pledgee may transfer its rights and obligations under this Agreement to any person it designates. Also, the Pledgee may at any time transfer all or any of its rights and obligations under the Cooperation Agreement and the Option Agreement to its designated person (the”Assignee”), in which case the Pledgee may assign the rights and obligations that the Pledgee enjoys and assumes under this Agreement shall be enjoyed and assumed as if it were a party to this Agreement. After the above transfer results in the change of the Pledgee, the parties shall update the relevant records and registrations under Article 3 of this Agreement. Without the prior written consent of the Pledgee, other parties may not transfer any of their rights and obligations under this Agreement.

13.6	完整协议 Integrity of this Agreement

本协议构成协议各方就本协议的标的事项所达成的完整的协议及共 识，并且，以往各方之间关于本协议标的事项的所有口头或书面协议、 备忘录或安排均被本协议取代。

The agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and replaces all oral and/or written agreement, understanding and arrangements of the parties prior to the conclusion of this Agreement.

13.7	修订 Amendment

对本协议条款的任何修改必须经各方协商一致，并由各方各自取得必要的 授权和批准后，以书面形式作出方为有效。经过各方适当签署的有关本协 议的修改协议和补充协议是本协议的组成部分，具有与本协议同等的法律 效力。

Any amendments and supplement to this Agreement shall be made in writing by the parties. Any modification or supplement to this Agreement duly executed by the parties constitutes an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.8	标题 Titles

本协议中的标题只是为了方便而使用，不得用来限制或解释本协议条款。

The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13.9	附件 Appendix

本协议的附件是本协议的组成部分，具有和本协议相同的法律效力。

The appendix of the agreement is the integral part of this Agreement and shall have the same legal validity as this Agreement.

13.10	文本 Copies

本协议可签署一份或多份，经正当签署的该等多份文件构成同一份协议， 具有相同的法律效力。

This Agreement may be executed in one or more counterparts and all of which together shall constitute the same one instrument with equal legal validity.

(以下无正文，为签署页)

(The following is signature page without content of agreement)

鉴于此，各方已促使其各自的授权代表于文首所载日期签署本协议，以昭信 守。

In witness whereof, both parties have caused this Agreement to be executed by their respective authorized representatives on the date first above written.

质权人/Pledgee: 深圳市华智星管理咨询有限公司

Shenzhen Huazhixing Management Consulting Co., Ltd.

(公章/Common Seal)

授权代表/Authorized Representative ( 签署/Signature): ___________________

出质人/ Pledgor:

(公章/Common Seal)

授权代表/Authorized Representative (签署/Signature): ___________________

目标公司/Target Company: 华智未来(重庆)科技有限公司

Target Company: Huazhi Future (Chongqing) Technology Co., Ltd.

(公章/Common Seal)

授权代表/Authorized Representative ( 签署/Signature): __________________

(股权质押协议签字页)

(Signature Page of Equity Pledge Agreement)

附件一

APPENDIXI

1.	独家业务合作协议(2026年 月 日签订)

Exclusive Business Cooperation Agreement (signed on 2026)

2.	购买选择权协议(2026年 月 日签订)

Call Option Agreement (signed on 2026)

(股权质押协议附件一)

(Appendix 1 of Equity Pledge Agreement)